NFJ INVESTMENT GROUP

                                 CODE OF ETHICS

                              Effective May 1, 1996

                                  INTRODUCTION

                                 Fiduciary Duty

          This Code of Ethics is based on the principle that you, as a director, officer or employee of NFJ Investment Group (Partnership), owe a fiduciary duty to the shareholders of the registered investment companies (the Funds) and other clients (together with the Funds, the Advisory Clients) for which Partnership serves as an adviser or subadviser. Accordingly, you must avoid activities, interests and relationships that might interfere or appear to interfere with making decisions in the best interests of our Advisory Clients.

          At all times, you must:

          1. Place the interests of our Advisory Clients first. In other words, as a fiduciary you must scrupulously avoid serving your own personal interests ahead of the interests of our Advisory Clients. You may not cause an Advisory Client to take action, or not to take action, for your personal benefit rather than the benefit of the Advisory Client. For example, you would violate this Code if you caused an Advisory Client to purchase a Security you owned for the purpose of increasing the price of that Security. If you are a portfolio manager or an employee who provides information or advice to a portfolio manager or helps execute a portfolio manager's decisions (each, a Portfolio
               Employee), you would also violate this Code if you made a personal investment in a Security that might be an appropriate investment for an Advisory Client without first considering the Security as an investment for the Advisory Client.

          2. Conduct all of your personal Securities transactions in full compliance with this Code and the Partnership Insider Trading Policy. The Partnership encourages you and your family to develop personal investment programs. However, you must not take any action in connection with your personal investments that could cause even the appearance of unfairness or impropriety. Accordingly, you must comply with the policies and procedures set forth in this Code under the heading Personal Securities Transactions. In addition, you must comply with the policies and procedures set forth in the Partnership Insider Trading Policy, which is attached to this Code as Appendix I. Doubtful situations should be resolved against your personal trading.

          3. Avoid taking inappropriate advantage of your position. The receipt of investment opportunities, gifts or gratuities from persons seeking business with the Partnership directly or on behalf of an Advisory Client could call into question the independence of your business judgment. Accordingly, you must comply with the policies and procedures set forth in this Code under the heading Fiduciary Duties. Doubtful situations should be resolved against your personal interest.

          Appendices

          The following appendices are attached to this Code and are a part of this Code:

          I.   The Partnership Insider Trading Policy.

          II.  Form for preclearance of Non Exempt Securities transactions.

          III. Form for annual report of personal Securities holdings.

          IV.  Form for quarterly report of Securities transactions.

          V.   Form for acknowledgment of receipt of this Code.

          VI.  Form for annual certification of compliance with this Code.

          Questions

          Questions regarding this Code should be addressed to a Compliance Officer. As of the effective date of this Code, the Compliance Officers for your organization are Kenneth M. Poovey, Sharon A. Cheever, Richard Weil, Mark J. Porterfield and John Johnson.


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



                        PERSONAL SECURITIES TRANSACTIONS

          Trading in General

          You may not engage, and you may not permit any other person or entity to engage, in any purchase or sale of Securities (other than Exempt Securities) of which you have, or by reason of the transaction will acquire, Beneficial Ownership, unless the transaction is an Exempt Transaction.

          Securities

          The following are Securities:

          Any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a security, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any security.

          The following are not Securities:

          Commodities, futures and options traded on a commodities exchange, including currency futures. However, futures and options on any group or index of Securities are Securities.

          Exempt Securities

          The following are &empt Securities:

          1.   Securities issued by the Government of the United States.

          2. Bankers' acceptances, bank certificates of deposit, commercial paper, bank repurchase agreements and such other money market instruments as may be designated from time to time by the committee appointed by the Partnership to administer this Code (the Compliance Committee). The Compliance Committee consists of the following members: Kenneth M. Poovey, Sharon A. Cheever, Richard Weil, Mark J. Porterfield and John Johnson.

          3.   Shares of registered open-end investment companies.

          Beneficial Ownership

          You are considered to have Beneficial Ownership of Securities if you have or share a direct or indirect Pecuniary Interest in the Securities.

          You  have  a  Pecuniary   Interest  in  Securities  if  you  have  the
opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Securities.

          The  following  are  examples  of an  indirect  Pecuniary  Interest in
Securities:

          1. Securities held by members of your immediate family sharing the same household; however, this presumption may be rebutted by convincing evidence that profits derived from transactions in these Securities will not provide you with any economic benefit.

               Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.

          2. Your interest as a general partner in Securities held by a general or limited partnership.

          3. Your interest as a manager-member in the Securities held by a limited liability company.

          You do not have an indirect Pecuniary Interest in Securities held by a corporation, partnership, limited liability company or other entity in which you hold an equity interest, unless you are a controlling equityholder or you have or share investment control over the Securities held by the entity.

          The following circumstances constitute Beneficial Ownership by you of Securities held by a trust:

          1. Your ownership of Securities as a trustee where either you or members of your immediate family have a vested interest in the principal or income of the trust.

          2.   Your ownership of a vested beneficial interest in a trust.

          3. Your status as a settlor of a trust, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

          Exempt Transactions

          The following are Exempt Transactions:

          1. Any transaction in Securities in an account over which you do not have any direct or indirect influence or control. There is a presumption that you can exert some measure of influence or control over accounts held by members of your immediate family sharing the same household, but this presumption may be rebutted by convincing evidence.

          2.   Purchases of Securities under dividend reinvestment plans.

          3. Purchases of Securities by exercise of rights issued to the holders of a class of Securities pro rata, to the extent they are issued with respect to Securities of which you have Beneficial Ownership.

          4. Acquisitions or dispositions of Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of Securities of which you have Beneficial Ownership.

          5. Subject to the restrictions on participation in private placements set forth below under Private Placements, acquisitions or dispositions of Securities of a private issuer. A private issuer is an issuer which has no outstanding publicly-traded Securities, and no outstanding Securities which are convertible into or exchangeable for, or represent the right to purchase or otherwise acquire, publicly-traded Securities. However, you will have Beneficial Ownership of Securities held by a private issuer whose equity Securities you hold, unless you are not a controlling equityholder and do not have or share investment control over the Securities held by the entity.

          6. Such other classes of transactions as may be designated from time to time by the Compliance Committee based upon a determination that the transactions do not involve any realistic possibility of a violation of Rule 17j-1 under the Investment Company Act of 1940, as amended. The Compliance Committee may exempt designated classes if transactions from any of the provisions of this Code except the provisions set forth below under Reporting.

          7. Such other specific transactions as may be exempted from time to time by a Compliance Officer. On a case-by-case hardship basis when no abuse is involved, a Compliance Officer may exempt a specific transaction from any of the provisions of this Code except the provisions set forth below under Reporting.

          Circumstances Requiring Preclearance

          If you have Beneficial Ownership of Securities which are not Exempt Securities and which cannot be sold in Exempt Transactions, such Securities may be sold only in compliance with the procedures set forth below under Preclearance Procedures.

          The  Compliance   Committee  may  designate  as  Exempt   Transactions
purchases and sales of Securities which are purchased or sold in compliance with the procedures set forth below under Preclearance Procedures.

          Preclearance Procedures

          If a Securities transaction requires preclearance:

          1. The Securities may not be purchased or sold on any day during which there is a pending buy or sell order in the same Security on behalf of an Advisory Client until that order is executed or withdrawn.

          2. If you are a portfolio manager, the Securities may not be purchased or sold during the period which begins seven days before and ends seven days after the day on which a portfolio you manage trades in the same Security.

          3. The Securities may be purchased or sold only if you have asked a Compliance Officer to preclear the purchase or sale, the Compliance Officer has given you preclearance in writing, and the purchase or sale is executed by the close of business on the day preclearance is given. Preclearance will not be given unless a determination is made that the purchase or sale complies with this Code and the foregoing restrictions. The form for requesting preclearance is attached to this Code as Appendix II.

          Initial Public Offerings

          If you are a Portfolio Employee, you may not acquire Beneficial Ownership of any Securities (other than Exempt Securities) in an initial public offering.

          Private Placements

          If you are a Portfolio Employee, you may not acquire Beneficial Ownership of any Securities (other than Exempt Securities) in a private placement, unless you have received the prior written approval of the Chief Executive Officer and a Compliance Officer of the Partnership. Approval will be not be given unless a determination is made that the investment opportunity should not be reserved for one or more Advisory Clients, and that the opportunity to invest has not been offered to you by virtue of your position.

          If you have acquired Beneficial Ownership of Securities in a private placement, you must disclose your investment when you play a part in any consideration of an investment by an Advisory Client in the issuer of the Securities, and any decision to make such an investment must be independently reviewed by a portfolio manager who does not have Beneficial Ownership of any Securities of the issuer.

          Short-Term Trading Profits

          If you are a Portfolio Employee, you may not profit from the purchase and sale, or sale and purchase, within 60 calendar days, of the same (or equivalent) Securities (other than Exempt Securities) of which you have Beneficial Ownership. Any such short-term trade must be unwound, or if that is not practical, the profits must be contributed to a charitable organization.

          You are considered to profit from a short-term trade if Securities of which you have Beneficial Ownership are sold for more than their purchase price, even though the Securities purchased and the Securities sold are held of record or beneficially by different persons or entities.

                                    REPORTING

          Use of Broker-Dealers

          Unless you are an independent director, you may not engage, and you may not permit any other person or entity to engage, in any purchase or sale of publicly-traded Securities (other than Exempt Securities) of which you have, or by reason of the transaction will acquire, Beneficial Ownership, except through a registered broker-dealer.

          Reporting of Transactions

          Unless you are an independent director, you must cause each broker-dealer who maintains an account for Securities of which you have Beneficial Ownership, to provide to the Compliance Officer of the Partnership, on a timely basis, duplicate copies of confirmations of all transactions in the account and of periodic statements for the account and you must report to the Compliance Officer of the Partnership, on a timely basis, all transactions effected without the use of a broker in Securities (other than Exempt Securities of which you have Beneficial Ownership).

          Annual Reports

          If you are a Portfolio Employee, you must disclose your holdings of all Securities (other than Exempt Securities) of which you have Beneficial Ownership upon commencement of your employment by the Partnership or the effective date of this Code, whichever occurs later, and annually thereafter. The form for this purpose is attached to this Code as Appendix III.

          Independent Directors

          If you are an independent director, you must provide a quarterly report of any transaction in Securities (other than Exempt Securities) of which you had, or by reason of the transaction acquired, Beneficial Ownership, and as to which you knew, or in the ordinary course of fulfilling your official duties as a director should have known, that during the 15-day period immediately preceding or after the date of the transaction, such Securities were purchased or sold, or considered for purchase or sale, on behalf of an Advisory Client. The report must be provided to the Compliance Officer of the Partnership within 10 days after the end of each calendar quarter. The form for this purpose is attached to this Code as Appendix IV.

          As of the effective date of this Code, there are no independent directors.

                                FIDUCIARY DUTIES

          Gifts.

          You may not accept any investment opportunity, gift, gratuity or other thing of more than nominal value, from any person or entity that does business, or desires to do business, with the Partnership directly or on behalf of an Advisory Client. You may accept gifts from a single giver so long as their aggregate annual value does not exceed $100, and you may attend business meals, sporting events and other entertainment events at the expense of a giver, so long as the expense is reasonable and both you and the giver are present.

          Service as a Director

          If you are a Portfolio Employee, you may not serve on the board of directors or other governing board of a publicly traded entity, unless you have received the prior written approval of the Chief Executive Officer and the General Counsel of Partnership. Approval will not be given unless a determination is made that your service on the board would be consistent with the interests of our Advisory Clients. If you are permitted to serve on the board of a publicly traded entity, you will be isolated from those Portfolio Employees who make investment decisions with respect to the securities of that entity, through a "Chinese Wall" or other procedures.

                                                            NFJ INVESTMENT GROUP
                                                    2121 San Jacinto, Suite 1840
                                                             Dallas, Texas 75201
N F J                                                          Tel: 214-754-1780



TO:       Mark Porterfield
FROM:     John Johnson
DATE:     May 21, 1998
RE:       Amendment to Code of Ethics

The Managing Directors of NFJ have approved, effective today, the following amendment to our Code of Ethics concerning the section on gifts to conform to the language utilized by the other equity subsidiaries:

          Gifts

          It is the policy of the Adviser that all business relationships with issuers, vendors, suppliers, brokers, research providers, independent analysts and consultants be established on the basis of the quality and value of the goods and services provided for the benefit of the Adviser and for its clients. Business relationships frequently involve some amount of entertainment, gift giving and social interplay, some of which may be reciprocal.

          In accepting gifts and entertainment, employees are only permitted to accept gifts of de minimis value (generally interpreted to be less than $200) and entertainment (theater tickets, sporting event tickets, dinners, golf outings, etc.) which is reasonable by industry standards and not lavish. Trips to exotic locales, expensive jewelry or other accessories, any amount of cash or any financial subsidy such as loans, mortgages, advances, employment of family members, etc. may not be accepted.

          If  any  question   arises   about  the   propriety  of  any  gift  or
entertainment, the matter should be disclosed to and discussed with the Compliance Department or the General Counsel.

                                   COMPLIANCE

          Certificate of Receipt

          You are required to acknowledge receipt of your copy of this Code. A form for this purpose is attached to this Code as Appendix V.

          Certificate of Compliance

          Unless you are an independent director, you are required to certify upon commencement of your employment or the effective date of this Code, whichever occurs later, and annually thereafter, that you have read and understand this Code and recognize that you are subject to this Code. Each annual certificate will also state that you have complied with the requirements of this Code during the prior year, and that you have disclosed, reported, or caused to be reported all transactions during the prior year in Securities of which you had or acquired Beneficial Ownership. A form for this purpose is attached to this Code as Appendix VI.

          Remedial Actions

          If you violate this Code, you are subject to remedial actions, which may include, but are not limited to, disgorgement of profits, imposition of a substantial fine, demotion, suspension or termination.

                        REPORTS TO DIRECTORS AND TRUSTEES

          Reports of Significant Remedial Action

          The managing directors of the Partnership, the supervisory partner and the directors or trustees of each Fund which is an Advisory Client will be informed on a timely basis of each significant remedial action taken in response to a violation of this Code. For this purpose, a significant remedial action will include any action that has a significant financial effect on the violator, such as disgorgement of profits, imposition of a substantial fine, demotion, suspension or termination.

          Annual Reports

          Management of the Partnership will report annually to the managing directors and the supervisory partner of the Partnership and the directors or trustees of each Fund which is an Advisory Client with regard to efforts to ensure compliance by the directors, officers and employees of the Partnership with their fiduciary obligations to our Advisory Clients.

          The annual report will, at a minimum:

          1.   Summarize  existing  procedures   regarding  personal  Securities
               transactions, and any changes in such procedures during the prior year;

          2. Summarize the violations of this Code, if any, which resulted in significant remedial action during the prior year; and

          3. Describe any recommended changes in existing procedures or restrictions based upon experience with this Code, evolving industry practices, or developments in applicable laws or regulations.


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



                              NFJ INVESTMENT GROUP

                               EXEMPT TRANSACTIONS

                            Effective August 15, 1996



                                  INTRODUCTION

          The Partnership Code of Ethics provides that no director, officer or employee may engage, or permit any other person or entity to engage, in any purchase or sale of a Security (other than an Exempt Security) of which such director, officer or employee has, or by reason of the transaction will acquire, Beneficial Ownership, unless the transaction is an Exempt Transaction.

          The Code further provides that, in addition to the Exempt Transactions
described  in  the  Code,  other   transactions  may  be  designated  as  Exempt
Transactions by the Compliance Committee.


                       DESIGNATION OF EXEMPT TRANSACTIONS

          In accordance with the Code, the Partnership Compliance Committee designates the following transactions as Exempt Transactions, based upon a determination that the transactions do not involve any realistic possibility of a violation of Rule 17j-1 under the Investment Company Act of 1940, as amended:

          Exempt Transactions Not Requiring Preclearance

          The following Exempt Transactions do not require preclearance:

          1. Purchases or sales of up to $100,000 per issuer per calendar month of fixed-income Securities.

          2. Any purchases or sales of fixed-income Securities issued by agencies or instrumentalities of, or unconditionally guaranteed by, the Government of the United States.

          3. Purchases or sales of up to $1,000,000 per issuer per calendar month of fixed-income Securities issued by qualified foreign governments.

               A qualified  foreign  government  is a national  government  of a
               developed   foreign   country   with   outstanding   fixed-income
               securities in excess of fifty billion dollars.

               A list of qualified foreign governments will be prepared as of last business day of each calendar quarter, will be available for review with any Compliance Officer, and will be effective for the following calendar quarter.

          4. Purchases or sales of up to 1000 shares per day, per issuer, of large-cap issuers.

               A large-cap issuer is an issuer with a total market capitalization in excess of one billion dollars and an average daily trading volume during the preceding three calendar months, on a principal securities exchange (including NASDAQ) on which its shares are traded, in excess of 100,000 shares.

               A list of large-cap issuers will be prepared as of the last business day of each calendar month, will be available for review with any Compliance Officer, and will be effective for the following calendar month.

          5. Purchases or sales of up to the lesser of 500 shares or $5,000 per calendar week, per issuer, of stock of issuers other than large-cap issuers.

          6. Purchases or sales of up to $1,000,000 in total notional open interest per calendar month, per index, of exchange-traded options on broadly-based indices.

               A broadly-based index is an index with an average notional open interest during the preceding calendar quarter in excess of one billion dollars.

               A list of broadly-based indices will be prepared as of the last business day of each calendar quarter, will be available for review with any Compliance Officer, and will be effective for the following calendar quarter.

          7. Any purchase or sale of shares of closed-end mutual funds other than PIMCO Commercial Mortgage Security Trust, Inc.

          8. Other than those securities that may be purchased pursuant to the provisions above, shares of any issuer not owned by any of the Partnership Client accounts and not contemplated for purchase for any client accounts, based upon the investment discipline of the Partnership that such securities are not eligible for purchase.

          Exempt Transactions Requiring Preclearance

          The following Exempt Transactions require preclearance in compliance with the procedures set forth in the Code:

          1. Purchases or sales in excess of $100,000 per issuer per calendar month, of municipal bonds.

          2. Any purchase or sale of shares of PIMCO Commercial Mortgage Security Trust, Inc.

                                     CAUTION

          You should keep in mind the following:

          1. If you are a Portfolio Employee, Exempt Transactions are subject to the prohibition against short-swing trading profits set forth in the Code.

          2. Unless you are an independent director, Exempt Transactions must be reported to the Partnership by your broker-dealer.

          3. The lists of qualified foreign governments, large-cap issuers and broadly-based indices may change from month to month.
               Accordingly, you may purchase Securities in an Exempt Transaction, only to find that you cannot sell them later in an Exempt Transaction. In that case, you will be able to sell them only if you preclear the sale in compliance with the procedures set forth in the Code.

                              NFJ Investment Group
                            Code of Ethics Amendment

                            Effective August 1, 1998


The following is an amendment to the NFJ Investment Group Code of Ethics dated May 1, 1996. This amendment will replace point 4 under the section titled "Exempt Transactions Not Requiring Preclearance."

          4. Purchases or sales of up to 1000 shares per day, per issuer, of large-cap issuers.

               A large-cap issuer is an issuer with a total market capitalization in excess of one billion dollars and an average daily trading volume during the preceding three calendar months, on a principal securities exchange (including NASDAQ) on which its shares are traded, in excess of 100,000 shares.

               A list of large-cap issuers will be prepared as of the last business day of each calendar month, will be available for review with any Compliance Officer, and will be effective for the following calendar month.

                                   APPENDIX I

                               PIMCO Advisors L.P.

                      INSIDER TRADING POLICY AND PROCEDURES

                           Effective as of May 1, 1996


SECTION I. POLICY STATEMENT ON INSIDER TRADING.

    A.    Policy Statement on Insider Trading.

          PIMCO Advisors L.P. ("PALP"), its affiliated Subpartnerships, PIMCO Partners, G.P. ("PIMCO GP") and PIMCO Advisors Distribution Company ("PADCo") (collectively the "Company" or "PIMCO Advisors") forbid any of their officers, directors or employees from trading, either personally or on behalf of others (such as, mutual funds and private accounts managed by PALP or its affiliated Subpartnerships), on the basis of material non-public information or communicating material non-public information to others in violation of the law. This conduct is frequently referred to as "insider trading".

          The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material non-public information to trade in securities or to communications of material non-public information to others in breach of a fiduciary duty.

          While the law concerning insider trading is not static, it is generally understood that the law prohibits:

                    (1) trading by an insider, while in possession of material non-public information, or

                    (2) trading by a non-insider, while in possession of material non-public information, where the information was disclosed to the non-insider in violation of an insider's duty to keep it confidential, or

                    (3) communicating material non-public information to others in breach of a fiduciary duty.

          This policy applies to every such officer, director and employee and extends to activities within and outside their duties at PIMCO Advisors. Every officer, director and employee must read and retain this policy statement. Any questions regarding this policy statement and the related procedures set forth herein should be referred to a Compliance Officer of PALP or the applicable subpartnership.

          The remainder of this memorandum discusses in detail the elements of insider trading, the penalties for such unlawful conduct and the procedures adopted by the Company to implement its policy against insider trading.

          1.   TO WHOM DOES THIS POLICY APPLY?

          This Policy applies to all employees, officers and directors (direct or indirect) of the Company ("Covered Persons"), as well as to any transactions in any securities participated in by family members, trusts or corporations controlled by such persons. In particular, this Policy applies to securities transactions by:

               the Covered Person's spouse;
               the Covered Person's minor children;
               any other relatives living in the Covered Person's household; a trust in which the Covered Person has a beneficial interest, unless such person has no direct or indirect control over the trust; a trust as to which the Covered Person is a trustee; a revocable trust as to which the Covered Person is a settlor; a corporation of which the Covered Person is an officer, director or 10% or greater stockholder; or a partnership of which the Covered Person is a partner (including most investment clubs) unless the Covered Person has direct or indirect control over the partnership.

          2.   WHAT IS MATERIAL INFORMATION?

          Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities.

          Although there is no precise, generally accepted definition of materiality, information is likely to be "material" if it relates to significant changes affecting such matters as:

               dividend or earnings expectations;
               write-downs or write-offs of assets;
               additions to reserves for bad debts or contingent liabilities; expansion or curtailment of company or major division operations; proposals or agreements involving a joint venture, merger, acquisition,  divestiture,  or leveraged buy-out;
               new products or services;
               exploratory,  discovery or research developments;
               criminal   indictments,   civil   litigation   or   government
                investigations;
               disputes  with  major  suppliers  or  customers  or   significant
                changes in the  relationships  with such parties;
               labor  disputes  including  strikes or  lockouts;
               substantial changes in accounting methods;
               major litigation  developments;
               major personnel changes;
               debt service or liquidity  problems;
               bankruptcy or insolvency;
               extraordinary management developments;
               public offerings or private  sales of debt or equity  securities;
               calls,  redemptions  or  purchases  of  a company's  own   stock;
               issuer tender offers; or recapitalizations.

          Information provided by a company could be material because of its expected effect on a particular class of the company's securities, all of the company's securities, the securities of another company, or the securities of several companies. Moreover, the resulting prohibition against the misuses of "material" information reaches all types of securities (whether stock or other equity interests, corporate debt, government or municipal obligations, or commercial paper) as well as any option related to that security (such as a put, call or index security).

          Material information does not have to relate to a company's business. For example, in Carpenter v. U.S. 108 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a reporter for The Wall Street Journal was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not.

          3.   WHAT IS NON-PUBLIC INFORMATION?

          In order for issues concerning insider trading to arise, information must not only be "material", it must be "non-public". "Non-public" information is information which has not been made available to investors generally. Information received in circumstances indicating that it is not yet in general circulation or where the recipient knows or should know that the information could only have been provided by an "insider" is also deemed "non-public" information.

          At such time as material, non-public information has been effectively distributed to the investing public, it is no longer subject to insider trading restrictions. However, for "nonpublic" information to become public information, it must be disseminated through recognized channels of distribution designed to reach the securities marketplace.

          To show that "material" information is public, you should be able to point to some fact verifying that the information has become generally available, for example, disclosure in a national business and financial wire service (Dow Jones or Reuters), a national news service (AP or UPI), a national newspaper (The Wall Street Journal or The New York Times), or a publicly disseminated disclosure document (a proxy statement or prospectus). The circulation of rumors or "talk on the street", even if accurate, widespread and reported in the media, does not constitute the requisite public disclosure. The information must not only be publicly disclosed, there must also be adequate time for the market as a whole to digest the information. Although timing may vary depending upon the circumstances, a good rule of thumb is that information is considered non-public until the third business day after public disclosure.

          Material non-public information is not made public by selective dissemination. Material information improperly disclosed only to institutional investors or to a fund analyst or a favored group of analysts retains its status as "non-public" information which must not be disclosed or otherwise misused. Similarly, partial disclosure does not constitute public dissemination. So long as any material component of the "inside" information possessed by the Company has yet to be publicly disclosed, the information is deemed "non-public" and may not be misused.

          Information  Provided  in  Confidence.   Occasionally,   one  or  more
directors, officers, or employees of companies in PIMCO Advisors may become temporary "insiders" because of a fiduciary or commercial relationship. For example, personnel at PALP or a subpartnership may become insiders when an external source, such as a company whose securities are held by one or more of the accounts managed by PALP or a subpartnership, entrusts material, nonpublic information to the Company portfolio managers or analysts with the expectation that the information will remain confidential.

          As an "insider", the Company has a fiduciary responsibility not to breach the trust of the party that has communicated the "material non-public" information by misusing that information. This fiduciary duty arises because the Company has entered or has been invited to enter into a commercial relationship with the client or prospective client and has been given access to confidential information solely for the corporate purposes of that client or prospective client. This obligation remains whether or not the Company ultimately participates in the transaction.

          Information Disclosed in Breach of a Duty. Analysts and portfolio managers at PIMCO Advisors must be especially wary of "material non-public" information disclosed in breach of a corporate insider's fiduciary duty. Even where there is no expectation of confidentiality, a person may become an "insider" upon receiving material, non-public information in circumstances where a person knows, or should know, that a corporate insider is disclosing information in breach of the fiduciary duty he or she owes the corporation and its shareholders. Whether the disclosure is an improper "tip" that renders the recipient a "tippee" depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure. In the context of an improper disclosure by a corporate insider, the requisite "personal benefit" may not be limited to a present or future monetary gain. Rather, a prohibited personal benefit could include a reputational benefit, an expectation of a quid pro quo from the recipient or the recipient's employer by a gift of the "inside" information.

          A person may, depending on the circumstances, also become an "insider" or "tippee" when he or she obtains apparently material, non-public information by happenstance, including information derived from social situations, business gatherings, overheard conversations, misplaced documents, and "tips" from insiders or other third parties.

          4.   IDENTIFYING MATERIAL INFORMATION?

          Before trading for yourself or others, including investment companies or private accounts managed by PALP or its affiliated Subpartnerships, in the securities of a company about which you may have potential material, non-public information, ask yourself the following questions:

                    i.  Is this  information  that an  investor  could  consider important in making his or her investment decisions? Is this information that could substantially affect the market price of the securities if generally disclosed?

                    ii. To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in Reuters, The Wall Street Journal or other publications of general circulation?

          Given the potentially severe regulatory, civil and criminal sanctions to which you and PIMCO Advisors and its personnel could be subject, any director, officer and employee uncertain as to whether the information he or she possesses is "material non-public" information should immediately take the following steps:

                    i. Report the matter immediately to a Compliance Officer or the Chief Executive Officer of PALP;

                    ii. Do not purchase or sell the securities on, behalf of yourself or others, including investment companies or private accounts managed by PALP or the applicable affiliated subpartnership; and

                    iii. Do not communicate the information inside or outside the Company, other than to Compliance Officer or the Chief Executive Officer of PALP.

          After a Compliance Officer or the Chief Executive Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication or will be allowed to trade and communicate the information.

          5.   PENALTIES FOR INSIDER TRADING.

          Penalties for trading on or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

               civil injunctions
               treble damages
               disgorgement of profits
               jail sentences
               fines for the  person who  committed  the  violation  of up to three times the profit gained or loss avoided, whether or not the person actually benefited, and fines for the  employer or other  controlling  person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

          In addition, any violation of this policy statement can be expected to result in serious sanctions by PIMCO Advisors, including dismissal of the persons involved.

SECTION II. PROCEDURES TO IMPLEMENT PIMCO ADVISORS' POLICY.

    A.    Procedures to Implement the Policy Against Insider Trading.

          The following procedures have been established to aid the officers, directors and employees of PIMCO Advisors in avoiding insider trading, and to aid the Company in preventing, detecting and imposing sanctions against insider trading. Every officer, director and employee of PIMCO Advisors must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties.

TRADING RESTRICTIONS AND REPORTING REQUIREMENTS

          1. No employee, officer or director of the Company who possesses material non-public information relating to the Company or any of its affiliates or subsidiaries, may buy or sell any securities of the Company or engage in any other action to take advantage of, or pass on to others, such material non-public information.

          2. No employee, officer or director of the Company who obtains material non-public information which relates to any other company or entity in circumstances in which such person is deemed to be an insider or is otherwise subject to restrictions under the federal securities laws may buy or sell securities of that company or otherwise take advantage of, or pass on to others, such material non-public information.

          3. No employee, officer or director of the company shall engage in a securities transaction with respect to the securities of PIMCO Advisors, except in accordance with the specific procedures published from time to time by the company.

          4. Each employee, officer and director of the company shall submit reports of every securities transaction involving securities of PIMCO Advisors securities to a Compliance Officer in accordance with the terms of the company's Code of Ethics as they relate to any other securities transaction.

          5. No Employee (as such term is defined in the applicable Code of Ethics) shall engage in a securities transaction with respect to any securities of any other company, except in accordance with the specific procedures set forth in the Company's Code of Ethics.

          6. Employees shall submit reports concerning each securities transaction in accordance with the terms of the Code of Ethics and verify their personal ownership of securities in accordance with the procedures set forth in the Code of Ethics.

          7. Because even inadvertent disclosure of material non-public information to others can lead to significant legal difficulties, officers, directors and employees of the Company should not discuss any potentially material non-public information concerning the Company or other companies, including other officers, employees and directors, except as specifically required in the performance of their duties.

     B.   Chinese Wall Procedures.

          The Insider Trading and Securities Fraud Enforcement Act requires the establishment and strict enforcement of procedures reasonably designed to prevent the misuse of "inside" information1. Accordingly, you should not discuss material non-public information about the Company or other companies with anyone, including other employees, except as required in the performance of your regular duties. In addition, care should be taken so that such information is secure. For example, files containing material non-public information should be sealed; access to computer files containing material non-public information should be restricted.

     C.   Resolving Issues Concerning Insider Trading.

          The federal securities laws, including the laws governing insider trading, are complex. If you have any doubts or questions as to the materiality or non-public nature of information in your possession or as to any of the applicability or interpretation of any of the foregoing procedures or as to the propriety of any action, you should contact a Compliance Officer. Until advised to the contrary by a Compliance Officer, you should presume that the information is material and non-public and you should not trade in the securities or disclose this information to anyone.




----------------------------
(1) The antifraud provisions of United States securities laws reach insider trading or tipping activity worldwide which defrauds domestic securities markets. In addition, the Insider Trading and Securities Fraud Enforcement Act specifically authorizes the SEC to conduct investigations at the request of foreign governments, without regard to whether the conduct violates United States law.

                                                                    APPENDIX III


                          PERSONAL SECURITIES HOLDINGS


         In accordance with the Code of Ethics, please provide a list of all Securities (other than Exempt Securities) in which you or any account, in which you have a Pecuniary Interest, has a Beneficial Interest and all Securities
(other than Exempt Securities) in non-client accounts for which you make investment decisions. This includes not only securities held by brokers, but also Securities held at home, in safe deposit boxes, or by an issuer.

(1)  Name of employee:                          ________________________________


(2)  If  different  than #1, name of the
     person in whose name the account is
     held:                                      ________________________________


(3)  Relationship of (2) to (1):                ________________________________


(4)  Broker(s)   at  which   Account  is
     Maintained:                               ________________________________

                                                ________________________________

                                                ________________________________

                                                ________________________________


(5)  Account Number(s):                         ________________________________

                                                ________________________________

                                                ________________________________

                                                ________________________________


(6)  Phone number(s) of Broker:                 ________________________________

                                                ________________________________

                                                ________________________________

                                                ________________________________

(7) For each account, attach your most recent account statement listing Securities in that account. If you own Securities that are not listed in an attached account statement, list them below:

          Name of Security      Quantity          Value            Custodian
     1.   _______________      __________      __________       _______________
     2.   _______________      __________      __________       _______________
     3.   _______________      __________      __________       _______________
     4.   _______________      __________      __________       _______________
     5.   _______________      __________      __________       _______________


(Attached separate sheet if necessary)

          I certify that this form and the attached statements (if any) constitute all of the Securities of which I have Beneficial Ownership as defined in the Code.



                                                --------------------------------
                                                Signature


                                                --------------------------------
                                                Print Name

Dated: ____________________

PIMCO Advisors L.P.                                                  Appendix IV
Personal Securities Transactions Report
                                                            Quarter Ended:
                                                               MM/DD/YY

Please provide the in formation requested. Use additional pages if necessary. If no transactions occurred, write "NONE." Duplicate confirms may be attached to the form in lieu of filling out the form: please indicate the number of confirms to be attached.

Make certain to provide information concerning non-exempt transactions not effected through a broker-dealer (i.e. direct purchases of private placements or limited partnerships).

---------------------- -------------------- --------------------- --------------------- ------------------ -----------------------
                           Transaction                                   Number             Price per
   ecurity's Name             Date              Buy or Sell?            of Shares             Share            Broker's Name
---------------------- -------------------- --------------------- --------------------- ------------------ -----------------------

---------------------- -------------------- --------------------- --------------------- ------------------ -----------------------

---------------------- -------------------- --------------------- --------------------- ------------------ -----------------------

---------------------- -------------------- --------------------- --------------------- ------------------ -----------------------

---------------------- -------------------- --------------------- --------------------- ------------------ -----------------------

---------------------- -------------------- --------------------- --------------------- ------------------ -----------------------

---------------------- -------------------- --------------------- --------------------- ------------------ -----------------------

---------------------- -------------------- --------------------- --------------------- ------------------ -----------------------

---------------------- -------------------- --------------------- --------------------- ------------------ -----------------------

---------------------- -------------------- --------------------- --------------------- ------------------ -----------------------

The above information is a true, complete and correct list of my securities transaction for the time period indicated.


Print Name:                                          Sign Name:
           -------------------------                 ------------------------

Date:
     -------------------------------


Return to: Mark Porterfield -- PIMCO Advisors, T1 - G - Suite 100

See reverse side for further instructions on transactions and securities exempt from reporting.

1. Transactions required to be reported. You should report every transaction in which you acquired or disposed of any beneficial ownership of any security during the calendar quarter. The term "beneficial ownership" is the subject of a long history of opinions and releases issued by the Securities and Exchange Commission and generally means that you would receive the benefits of owning a security. The term includes, but is not limited to the following cases:

     (A) Where the security is held for your benefit by others (brokers, custodians, banks and pledgees);

     (B) Where the security is held for the benefit of your spouse or minor children (or any other relative who shares your residence);

     (C) Where securities are held by a partnership of which you are a partner or investment club or other unincorporated association of which you are a member;

     (D) Where securities are held in a trust over which you have any direct or indirect influence or control and under which either you or any member of your immediate family (i.e., your spouse, children, grandchildren, parents and grandparents) is a beneficiary; and

     (E) Where securities are held in a trust over which you alone, or in conjunction with someone not having a substantial interest adverse to yours, have the power to revoke and revest or revest title to yourself at once or at some future time.

Notwithstanding the foregoing, none of the following transactions need be reported:

     (A) Transactions in securities which are direct obligations of the United States;

     (B) Transactions effected in any account over which you have no direct or indirect influence or control (most mutual funds);

2. Title of Security. State the name of the issuer and the class of the security (e.g., common stock, preferred stock or designated issue of debt securities). In the case of the acquisition or disposition of a futures contract, put, call option or other right (hereinafter referred to as "options"), state the title of the security subject to the option and the expiration date of the option.

3. Futures Transactions. Please remember that duplicates of all Confirmations, Purchase and Sale Reports, and Month-end Statements must be firm send to the firm by your broker. Please double check to be sure this occurs if you report a futures transaction. You should use the address below.

4. Date of Transaction. In the case of a market transaction, state the trade date (not the settlement date).

5. Nature of Transaction. State the character of the transaction (e.g., purchase or sale of security, purchase or sale of option, or exercise of option).

6. Amount of Security Involved. State the number of shares of stock, the face amount of debt securities or other units of other securities. For options, state the amount of securities subject to the option. If your ownership interest was through a spouse, relative or other natural person or through a partnership, trust, other entity, state the entire amount of securities involved in the transaction. In such cases, you may also indicate, if you wish, the extent of your interest in the transaction.

7. Purchase of Sale Price. Sate the purchase or sale price per share or other unit, exclusive of brokerage commissions or other costs of execution. In the case of an option, state the price at which it is currently exercisable. No price need be reported for transactions not involving cash.

8. Broker, Dealer or Bank Effecting Transaction. State the name of the broker, dealer or bank with or through whom the transaction was effected.

9.   Signature. Sign the form in the space provided.

10. Filing of Report. A report should be filed NOT LATER THAN 10 CALENDAR DAYS after the end of each calendar quarter with:

               NFJ Investment Group
               ATTN:  Compliance Officer
               2121 San Jacinto, Suite 1440
               Dallas, TX 75201

                          ACKNOWLEDGMENT CERTIFICATION

                                     for the

                                 Code of Ethics

                                     and the

                      Insider Trading Policy and Procedures

                              NFJ INVESTMENT GROUP

          I hereby certify that I have read and understand the attached Code of Ethics and the Insider Trading Policy and Procedures. Pursuant to such Codes, I recognize that I must disclose or report all personal securities transactions required to be disclosed or reported thereunder and comply in all other respects with the requirements of the Codes. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the foregoing Codes has occurred. I understand that any failure to comply in all aspects with the foregoing and these policies and procedures may lead to sanctions including dismissal.

Date:
     -------------------------------         ----------------------------------
                                             Signature



                                             ----------------------------------
                                             Print Name

                               PIMCO ADVISORS L.P.

                   POLICY REGARDING SPECIAL TRADING PROCEDURES
                      FOR SECURITIES OF PIMCO ADVISORS L.P.

                           Effective as of May 1, 1996


INTRODUCTION

          PIMCO Advisors L.P. (as defined below) has adopted an Insider Trading Policy and Procedures applicable to all personnel which prohibits insider trading in any securities, and prohibits all employees from improperly using or disclosing material, non-public information, a copy of which has been supplied to you.

          For the purposes of this memorandum, the term the "Company" shall include PIMCO Advisors L.P. ("PALP"), PIMCO Partners, G.P. ("PIMCO GP"), PIMCO Advisors Distribution Company ("PADCO") and any entity in relation to which PALP acts as a general partner or owns 50 % or more of one the issued and outstanding stock.

PERSONS TO WHOM THIS SPECIAL TRADING POLICY APPLIES

          This Policy applies to all employees of the Company and, in the case of PALP, the inside members of the Operating Board and the Equity Board ("Covered Persons"), as well as to any transactions in securities participated in by family members, trusts or corporations controlled by a Covered Person. In particular; this Policy applies to securities transactions by:

          a. the Covered Person's spouse;

          b. the Covered Person's minor children;

          c. any other relatives living in the Covered Person's household;

          d. a trust in which the Covered Person has a beneficial interest, unless such Covered Person has no direct or indirect control over the trust;

          e. a trust as to which the Covered Person is a trustee;

          f. a revocable trust as to which the Covered Person is a settlor;

          g. a corporation of which the Covered Person is an officer, director or 10% or greater stockholder; or

          h. a partnership of which the Covered Person is a partner (including most investment clubs), unless the Covered Person has no direct or indirect control over the partnership.

The family members, trust and corporations listed above are hereinafter referred to as "Related Persons."




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SECURITIES TO WHICH THIS SPECIAL TRADING POLICY APPLIES

          Unless stated otherwise, the following Special Trading Procedures apply to all transactions by Covered Persons and their Related Persons involving any class or series of units of limited partner interest of PALP or other securities of PALP, including options and other derivative securities (such as a put, call or index security) in relation to such securities (the "PALP Securities").

SPECIAL TRADING PROCEDURES RELATING TO SECURITIES OF PIMCO ADVISORS L.P.

          1.   Trading Windows

          There  are  times  when  the  Company  may be  engaged  in a  material non-public development or transaction. Even if you are not aware of this development or transaction, if you trade PALP's Securities before such development or transaction is disclosed to the public, you might expose yourself and the Company to a charge of insider trading that could be costly and difficult to refute. In addition, such a trade by you could result in adverse publicity to you or the company.

          Therefore, the following rule shall apply: each Covered Person and all of such person's Related Persons may only purchase or sell PALP Securities during four "trading windows" that occur each year. The four trading windows consist of the months of February, May, August and November. TRADING ON THE BASIS OF MATERIAL NON-PUBLIC INFORMATION OR COMMUNICATING MATERIAL NON-PUBLIC INFORMATION TO OTHERS AT ANY TIME, INCLUDING IN A TRADING WINDOW, IS A VIOLATION OF THE LAW AND A VIOLATION OF THIS POLICY.

          In accordance with the procedure for waivers described below, in special circumstances a waiver may be given to allow a trade to occur outside of a trading window.

          Employees of PALP should be aware that there are potential tax consequences for such employees resulting from the ownership of PALP Securities. Each such employee contemplating purchasing PALP Securities should discuss the matter with such employee's tax advisor.

          The exercise of options to purchase PALP Securities for cash are not Covered to the procedures outlined above, but the securities so acquired may not be sold except during a trading window and after all other requirements of this policy have been satisfied.




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          2.   Post-Trade Reporting

          All Covered Persons shall submit to a Compliance Officer a report of every securities transaction in PALP Securities in which they and any of their Related Persons have participated as soon as practicable following the transaction and in any event not later than the fifth day after the end of the month in which the transaction occurred. The report shall include: (1) the date of the transaction and the title and number of shares or principal amount of each security involved; (2) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition); (3) the price at which the transaction was effected; and (4) the name of the broker/dealer with or through whom the transaction was effected. In addition, on an annual basis, each Covered Person must confirm the amount of PALP Securities which such person and his her Related Persons beneficially own.

          Each Covered Person (and not the Company) is personally responsible for insuring that his or her transactions comply fully with any and all applicable securities laws, including, but not limited to, the restrictions imposed under Section 16(b) of the Securities and Exchange Act of 1934 and Rule 144 under the Securities Act of 1933.

          3.   Resolving Issues Concerning Insider Trading

          If you have any doubts or questions as to whether information is material or non-public, or as to the applicability or interpretation of any of the foregoing procedures, or as to the propriety of any action, you should contact a Compliance Officer before trading or communicating the information to anyone. Until these doubts or questions are satisfactorily resolved, you should presume that the information is material and non-public and you should not trade in the securities or communicate this information to anyone.

          4.   ModLfications and Waivers

          The Company reserves the right to amend or modify this policy statement at any time. Waiver of any provision of this policy statement in a specific instance may be authorized in writing by a Compliance Officer and either the Chief Executive Officer of PALP or any member of the Operating Committee of PALP, and any such waiver shall be reported to the Equity and Operating Boards of PALP at the next regularly scheduled meeting of each.